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                           COOPER CAMERON CORPORATION
                               SUPPLEMENTAL EXCESS
                            DEFINED CONTRIBUTION PLAN

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                           COOPER CAMERON CORPORATION
                               SUPPLEMENTAL EXCESS
                            DEFINED CONTRIBUTION PLAN

Section                                                                    Page
-------                                                                    ----
                                    ARTICLE I
                                   DEFINITIONS

1.1      Definitions .................................................      2
1.2      Construction ................................................      4

                                   ARTICLE II
                      ELIGIBILITY FOR PLAN PARTICIPATION                    5


                                   ARTICLE III
                           SUPPLEMENTAL CONTRIBUTIONS

3.1      Supplemental Matching Contributions .........................      6
3.2      Supplemental Basic Contributions ............................      6
3.3      Supplemental Post-Tax Contributions .........................      7
3.4      Supplemental Tax Contributions ..............................      8

                                   ARTICLE IV
                                SEPARATE ACCOUNTS

4.1      Types of Separate Accounts ..................................      9
4.2      Interest ....................................................      9

                                    ARTICLE V
                                  DISTRIBUTION

5.1      Eligibility for Distribution ................................     11
5.2      Method of Distribution ......................................     11

                                   ARTICLE VI
                                 BENEFICIARIES                             12


                                   ARTICLE VII
                            ADMINISTRATIVE PROVISIONS

7.1      Administration ..............................................     13
7.2      Powers and Authorities of the Board .........................     13
7.3      Indemnification .............................................     13



                                       (i)

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                                  ARTICLE VIII
                           AMENDMENT AND TERMINATION                       15


                                   ARTICLE IX
                           ADOPTION BY SUBSIDIARIES                        16


                                    ARTICLE X
                                  MISCELLANEOUS

10.1     Non-Alienation of Benefits ..................................     17
10.2     Payment of Benefits to Others ...............................     17
10.3     Plan Non-Contractual ........................................     17
10.4     Funding .....................................................     18
10.5     Controlling Status ..........................................     18
10.6     Claims of Other Persons .....................................     18
10.7     Severability ................................................     18
10.8     Governing Law ...............................................     18

                                      (ii)

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                           COOPER CAMERON CORPORATION
                               SUPPLEMENTAL EXCESS
                            DEFINED CONTRIBUTION PLAN

     WHEREAS, Cooper Cameron Corporation (hereinafter referred to as the "Company") desires to establish a supplemental retirement plan for the benefit of a select group of management or highly compensated employees employed by the Company or an Affiliate thereof whose benefits under the Cooper Cameron Corporation Retirement Savings Plan are limited by the provisions of Section 401(a)(17) or Section 415 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code") or are reduced otherwise due to participation in a deferred compensation program or who are subject to a tax on excess distributions under Section 4980A of the Code;

     NOW, THEREFORE, effective as of April 1, 1995, the Company hereby establishes the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan (hereinafter referred to as the "Plan") to provide benefits not otherwise provided due to such limitation and excess distribution tax as hereinafter set forth.


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                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.

          (a) Affiliate. The term "Affiliate" shall mean any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code) with the Company; and any member of an affiliated service group (as determined under Section 414(m) of the Code) of which the Company is a member.

          (b) Beneficiary. The term "Beneficiary" shall mean the person who, in accordance with the provisions of Article VI, shall be entitled to receive a distribution hereunder in the event a Participant dies before his interest under the Plan has been distributed to him in full.

          (c) Board. The term "Board" shall mean the Board of Directors of the Company.

          (d) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

          (e) Company. The term "Company" shall mean Cooper Cameron Corporation, its corporate successors, and the surviving corporation resulting from any merger of Cooper Cameron Corporation with any other corporation or corporations.

          (f) Compensation. The term "Compensation" shall mean the total wages and salary, including overtime payments, commissions, severance pay, and other monetary remuneration, if any, which is included in a Participant's gross pay with respect to a month for services rendered to an Employer, but excluding any


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     relocation expense reimbursements as well as foreign service premiums and allowances, plus Basic Contributions made on behalf of such Participant under the Cooper Cameron Savings Plan and the pre-tax Supplemental Basic Contributions credited to such Participant under Section 3.2 of the Plan.

          (g) Cooper Cameron Deferral Plan. The term "Cooper Cameron Deferral Plan" shall mean the Cooper Cameron Corporation Management Incentive Compensation Deferral Plan, as amended from time to time.

          (h) Cooper Cameron Salaried Plan. The term "Cooper Cameron Salaried Plan" shall mean the Cooper Cameron Corporation Salaried Employees' Retirement Plan, as amended from time to time.

          (i) Cooper Cameron Savings Plan. The term "Cooper Cameron Savings Plan" shall mean the Cooper Cameron Corporation Retirement Savings Plan, as amended from time to time.

          (j) Participant. The term "Participant" shall mean any employee of an Employer or any other individual, who participates in the Plan pursuant to
     Article II of the Plan.

          (k) Effective Date. The "Effective Date" shall mean April 1, 1995.

          (l) Employer. The term "Employer" shall mean the Company as well as any Affiliate which may adopt the Plan in accordance with the provisions of
     Article IX.

          (m) Plan. The term "Plan" shall mean the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan as set forth herein.

          (n) Prior Plan. The term "Prior Plan" shall mean the Cooper Industries, Inc. Supplemental Excess Defined Contribution Plan as in effect on March 31, 1995.

          (o) Separate Account. The term "Separate Account" shall


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     mean each of the accounts maintained in the name of a Participant pursuant to Section 4.1 of the Plan.

          (p) Supplemental Basic Account. The term "Supplemental Basic Account" shall mean the Separate Account to which Supplemental Basic Contributions are credited in accordance with the provisions of Sections 3.2 and 4.1 of the Plan.

          (q) Supplemental Basic Contributions. The term "Supplemental Basic Contributions" shall mean the contributions credited to a Participant under the Plan pursuant to Section 3.2.

          (r) Supplemental Matching Account. The term "Supplemental Matching Account" shall mean the Separate Account to which Supplemental Matching Contributions are credited in accordance with the provisions of Sections
     3.1 and 4.1 of the Plan.

          (s) Supplemental Matching Contributions. The term "Supplemental Matching Contributions" shall mean the Employer contributions credited to a Participant under the Plan pursuant to Section 3.1.

          (t) Supplemental Post-Tax Account. The term "Supplemental Post-Tax Account" shall mean the separate account to which Supplemental Post-Tax Contributions are credited in accordance with the provisions of Sections
     3.3 and 4.1 of the Plan.

          (u) Supplemental Post-Tax Contributions. The term "Supplemental Post-Tax Contributions" shall mean the contributions credited to a Participant under the Plan pursuant to Section 33.

          (v) Supplemental Tax Account. The term "Supplemental Tax Account" shall mean the Separate Account to which an amount equal to any excess distribution tax is credited in accordance with the provisions of Sections
     3.3 and 4.1 of the Plan.

          (w) Supplemental Tax Contributions. The term "Supplemental Tax Contributions" shall mean the contributions credited to a Participant under the Plan pursuant to Section 3.3.

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     1.2 Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.


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                                   ARTICLE II

                       ELIGIBILITY FOR PLAN PARTICIPATION

     Any select management or highly compensated employee of an Employer (i) whose retirement benefits are limited under the Cooper Cameron Savings Plan by the provisions of Section 401(a)(17) or Section 415 of the Code, (ii) who participates in the Cooper Cameron Deferral Plan as well as the Cooper Cameron Savings Plan, or (iii) who is subject to an excess distributions tax with respect to any benefit payable from the Cooper Cameron Salaried Plan and/or the Cooper Cameron Savings Plan shall become a Participant in the Plan automatically upon such limitation, participation, or tax imposition.


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                                   ARTICLE III

                           SUPPLEMENTAL CONTRIBUTIONS

     3.1 Supplemental Matching Contributions. As of the Effective Date, the Supplemental Matching Account of each Participant who was a participant in the Prior Plan on the day before the Effective Date shall be credited with Supplemental Matching Contributions and interest equal to the Supplemental Matching Contributions and interest credited to him under the Prior Plan and transferred to the Plan as of the Effective Date. Moreover, as of the last day of each month, the Supplemental Matching Account of each Participant shall be credited with Supplemental Matching Contributions equal to the sum of:

     (a) the amount with respect to which Matching Contributions under the Cooper Cameron Savings Plan are limited for such month due to the provisions of Sections 401(a)(17) and 415 of the Code; and

     (b) the amount that would have been contributed by an Employer under the Cooper Cameron Savings Plan for such month if the Participant had not participated in the Cooper Cameron Deferral Plan and had made contributions under the Cooper Cameron Savings Plan with respect to the compensation deferred under the Cooper Cameron Deferral Plan in accordance with his election in effect for such month under the Cooper Cameron Savings Plan and the provisions of the Cooper Cameron Savings Plan in effect for such month without regard to any limitations imposed by Sections 401(a)(17) and 415 of the Code.

     3.2 Supplemental Basic Contributions. As of the Effective Date, the pre-tax Supplemental Basic Account and the post-tax Supplemental Basic Account of each Participant who was a participant in the Prior Plan on the Effective Date shall be


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credited with Supplemental Basic Contributions (pre-tax and post-tax, respectively) and interest equal to the Supplemental Basic Contributions and interest credited to him under the Prior Plan and transferred to the Plan as of the Effective Date. Moreover, as of the last day of each month, the pre-tax Supplemental Basic Account of each Participant shall be credited with pre-tax Supplemental Basic Contributions equal to the Basic Contributions and Supplemental Contributions deemed to be Basic Contributions for purposes of Matching Contributions (if any) that would have been contributed to the Cooper Cameron Savings Plan on his behalf for such month except for the provisions of Sections 401(a)(17) and 415 of the Code and that were deferred from his Compensation in accordance with a duly executed and filed Compensation reduction or deduction authorization form; provided, however, that in no event shall pre-tax Supplemental Basic Contributions when added to the amount of Basic Contributions and Supplemental Contributions deemed to be Basic Contributions for purposes of Matching Contributions (if any) for such month under the Cooper Cameron Savings Plan exceed six percent of such Participant's Compensation.

     3.3 Supplemental Post-Tax Contributions. As of the Effective Date, the Supplemental Post-Tax Account of each Participant who was a participant in the Prior Plan on the Effective Date shall be credited with the Supplemental Post-Tax Contributions and interest equal to the Supplemental Post-Tax Contributions and interest credited to him under the Prior Plan and transferred to the Plan as of the Effective Date. Moreover, as of the last day of each month, the Supplemental Post-Tax Account of each Participant shall be credited with Supplemental Post-Tax Contributions equal to the Supplemental Contributions (excluding those deemed to be Basic Contributions for purposes of Matching Contributions) that would have been


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contributed to the Cooper Cameron Savings Plan on his behalf for such month except for the provisions of Section 401(a)(17) and Section 415 of the Code and that were deducted from his Compensation in accordance with a duly executed and filed Compensation deduction authorization form; provided, however, that in no event shall Supplemental Post-Tax Contributions when added to Supplemental Contributions (excluding those deemed to be Basic Contributions for purposes of Matching Contributions) exceed four percent of such Participant's Compensation.

     3.4 Supplemental Tax Contributions. In the event a Participant receives an annuity or single sum distribution from the Cooper Cameron Salaried Plan and/or the Cooper Cameron Savings Plan which is subject to an excess distributions tax under Section 4980A of the Code, the Supplemental Tax Account of such Participant shall be credited with a Supplemental Tax Contribution equal to the pro-rata amount of such tax attributable to any such distribution, upon presentation by the Participant to the Board of written documentation evidencing payment of such tax.


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                                   ARTICLE IV

                                SEPARATE ACCOUNTS

     4.1 Types of Separate Accounts. Each Participant shall have established in his name Separate Accounts which shall reflect the type of contributions as well as interest thereon credited to him pursuant to Article III and Section 4.2. Such Separate Accounts shall be as follows:

     (a) a Supplemental Matching Account which shall reflect the Supplemental Matching Contributions credited to a Participant pursuant to Section
          3.1 and any interest credited thereon pursuant to Section 4.2; and

     (b) a Supplemental Basic Account (pre-tax) which shall reflect the pre-tax Supplemental Basic Contributions credited to a Participant pursuant to
          Section 3.2 and any interest credited thereon pursuant to Section 4.2; and

     (c) a Supplemental Basic Account (post-tax) which shall reflect the post-tax Supplemental Basic Contributions credited to a Participant pursuant to Section 3.2 and any interest credited thereon pursuant to
          Section 4.2; and

     (d) a Supplemental Post-Tax Account which shall reflect the Supplemental Post-Tax Contributions credited to a Participant pursuant to Section
          3.3 and any interest credited thereon pursuant to Section 4.2; and

     (e) a Supplemental Tax Account which shall reflect the amount of any Supplemental Tax Contributions credited to a Participant pursuant to
          Section 3.4 and any interest credited thereon pursuant to Section 4.2.

     4.2 Interest. Each month, the Separate Account of a Participant shall be deemed to earn, and, as of the last day of such month, shall be credited with, a rate of


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interest equal to the average rate earned in the Fixed Income Fund of the Cooper
Cameron Savings Plan during such month. However, if the Plan is funded in accordance with the provisions of Section 10.4, the Separate Account of the Participant shall be allocated a pro-rata share of the investment earnings of the trust fund.


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                                    ARTICLE V

                                  DISTRIBUTION

     5.1 Eligibility for Distribution. The entire balance credited to a Participant's Supplemental Matching and Supplemental Basic Accounts shall be distributed to such Participant or his Beneficiary as soon as practicable after termination of such Participant's employment with the Employer and Affiliates. Any balance credited to a Participant's Supplemental Tax Account shall be distributed to such Participant or his Beneficiary as soon as practicable after presentation of documentation evidencing payment of any excess distributions tax as set forth in Section 3.3.

     5.2 Method of Distribution. The benefits payable under the Plan from a Participant's Supplemental Matching and Supplemental Basic Accounts shall be paid to the same person in the same manner and form as, and coincident with, the payment of the benefits of such Participant are payable under the Cooper Cameron Savings Plan. The benefits payable under the Plan from a Participant's Supplemental Tax Account shall be paid in a single sum to such Participant or his Beneficiary, if applicable.


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                                   ARTICLE VI

                                  BENEFICIARIES

     In the event a Participant dies before his interest under the Plan has been distributed to him in full, any remaining interest shall be distributed pursuant to Article V to his Beneficiary who shall be the person designated as his beneficiary under the Cooper Cameron Savings Plan.


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                                   ARTICLE VII

                            ADMINISTRATIVE PROVISIONS

     7.1 Administration. The Plan shall be administered by the Board which shall administer it in a manner consistent with the administration of the Cooper Cameron Savings Plan, as from time to time amended, except that the Plan shall be administered as an unfunded plan not intended to meet the qualification requirements of Section 401 of the Code.

     7.2 Powers and Authorities of the Board. The Board shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Board may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Board shall not participate in any action or determination regarding their own benefits, if any, payable under the Plan.

     7.3 Indemnification. In addition to whatever rights of indemnification a member of the Board, or any other person or persons to whom any power, authority, or responsibility is delegated pursuant to Section 7.2, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or


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under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan.


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                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

     The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant who is receiving supplemental benefits under the Plan or whose Separate Accounts are credited with any contributions thereto, unless an equivalent benefit is provided under another plan or program sponsored by the Employer.


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                                   ARTICLE IX

                            ADOPTION BY SUBSIDIARIES

     Any subsidiary of the Company which is not the Employer may, with the consent of the Company, adopt the Plan and become the Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and filed with the Company.


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                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Non-Alienation of Benefits. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or Beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Board may select.

     10.2 Payment of Benefits to Others. If any Participant or Beneficiary to whom a benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Board to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 10.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

     10.3 Plan Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Employer to continue his employment with the Employer, and nothing herein contained shall be construed as a commitment on the part of the Employer to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.


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     10.4 Funding. In order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. Subject to the provisions of the trust agreement governing such trust fund, the obligation of the Employer under the Plan to provide a Participant or a Beneficiary with a benefit constitutes the unsecured promise of such Employer to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Employer.

     10.5 Controlling Status. No Participant shall be eligible for a benefit under the Plan unless such Participant is a Participant on the date of his retirement, death, or other termination of employment.

     10.6 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Employer, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     10.7 Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

     10.8 Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Texas.

     EXECUTED at Houston, Texas, this 18th day of January, 1995.


                                       COOPER CAMERON CORPORATION


                                       By:    /s/ Michael Sebastian
                                           -------------------------------------
                                           Title: President